Exhibit 99.5

Response Biomedical Corp. Announces
Brokered and Non-Brokered Private Placements of Subscription Receipts

VANCOUVER, British Columbia – September 26, 2013 - Response Biomedical Corp. (“Response” or the “Company”) (TSX: RBM, OTCBB: RPBIF) is pleased to announce the brokered and non-brokered private placement of Subscription Receipts for aggregate gross proceeds of up to $4,000,000. The transaction, which includes an investment by the Company’s largest shareholder, OrbiMed Advisors LLC, is subject to shareholder approval and is expected to close in early November 2013.

Response has entered into an agency agreement (the “Agency Agreement”) with Bloom Burton & Co. Inc. (the “Agent”) to act as agents on a “best efforts” basis to sell, on a private placement basis, up to 816,326 subscription receipts (the “Subscription Receipts”), at a price of $2.45 per Subscription Receipt, for aggregate proceeds to Response of up to $2,000,000 (the “Offering”). In addition, Response has entered into Subscription Agreements with affiliates of OrbiMed Advisors, LLC (“OrbiMed”), pursuant to which OrbiMed has subscribed for 816,325 Subscription Receipts at a price of $2.45 per Subscription Receipt, for aggregate proceeds to Response of approximately $2,000,000 (together with the Offering, the “Private Placement”).

Each Subscription Receipt will automatically entitle the holder to receive, without payment of additional consideration, one unit of the Company (a “Unit”), upon receipt of the necessary shareholder and TSX approvals of the Private Placement (the “Escrow Release Conditions”). Each Unit will consist of one common share in the capital of the Company (each, a “Common Share”) and one-half of one warrant to purchase one common share (each whole warrant, a “Warrant”). Each Warrant will have a term of 36 months and an exercise price of $3.58.

Concurrently with the execution of the Agency Agreement, the Company has entered into Subscription Agreements with subscribers (other than OrbiMed) for 456,792 Subscription Receipts. As described below, the Company will be seeking shareholder approval of the Private Placement at a special meeting of the Company’s shareholders. Prior to such meeting, the Company may enter into additional Subscription Agreements with additional subscribers up to the maximum aggregate proceeds for the Private Placement of $4,000,000 and if necessary, will hold more than one closing for the Offering.

The Company has received the conditional approval of the TSX to list the Common Shares underlying the Units and the Common Shares underlying the Warrants and Agent Warrants (as defined below) on the TSX. Listing will be subject to satisfying all of the requirements of the TSX. The gross proceeds of the Private Placement will be held in escrow pending satisfaction of the Escrow Release Conditions. The Company intends to use the net proceeds of the Private Placement to fund research and development and operating expenses and for general working capital purposes.

Pursuant to the Agency Agreement, in return for acting as the Company’s agent in the Offering, the Agent will be entitled to compensation in the following form: (a) a 5% cash commission on the gross proceeds of the Offering (other than proceeds from certain existing shareholders of the Company, including OrbiMed); and (b) 7% warrant coverage on the gross proceeds of the Offering (other than proceeds from certain existing shareholders of the Company, including OrbiMed) (the “Agent Warrants”). Each Agent Warrant will be exercisable for one Common Share for a period of 24 months and will have an exercise price of $2.45.

Under the rules of the TSX, as (i) the aggregate number of listed securities of the Company issuable in the Private Placement is greater than 25% of the number of securities of the Company which are outstanding, on a non-diluted basis, (ii) insiders are expected to participate in the Private Placement for greater than 10% of the total number of securities proposed to be issued; and (iii) the exercise price for the Agent Warrants is below the “market price” of the Common Shares as determined by the TSX Company Manual, the Company is required to seek disinterested shareholder approval of the Private Placement. Common Shares held by all insiders intending to participate in the Private Placement will be excluded from such vote. The Company will seek disinterested shareholder approval of the Private Placement at a special meeting of the Company’s shareholders currently scheduled for on or about November 7, 2013. Further details regarding the Private Placement and the meeting will be contained in a Management Information Circular to be mailed by the Company to shareholders and made available on the Company’s profile at SEDAR at www.sedar.com or on the SEC’s EDGAR website at www.sec.gov.

There can be no assurance as to whether or when the Private Placement may be completed or whether the Escrow Release Conditions will ever be met and the Units underlying the Subscription Receipts released to the subscribers. If the Escrow Release Conditions are not satisfied in accordance with the terms of the Private Placement on or before November 24, 2013, holders of the Subscription Receipts will be entitled to the return of their subscription amount without interest.

The Private Placement will be made on a private placement basis, exempt from prospectus and registration requirements of applicable securities laws. The securities described herein have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and accordingly, may not be offered or sold within the United States or to “U.S. Persons”, as such term is defined in Regulation S promulgated under the U.S Securities Act (“U.S. Persons”) except in compliance with the registration requirements of the U.S. Securities Act and applicable state securities requirements or pursuant to exemptions therefrom. This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States or to U.S. Persons, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

About Response Biomedical Corp.

Response develops, manufactures and markets rapid on-site diagnostic tests for use with its RAMP® Platform for clinical, biodefense and environmental applications. RAMP® represents a unique paradigm in diagnostics that provides reliable laboratory quality results in minutes. The RAMP® Platform consists of a reader and single-use disposable test cartridges and has the potential to be adapted to more than 250 medical and non-medical tests currently performed in laboratories. Response clinical tests are commercially available for the aid in early detection of heart attack, congestive heart failure, influenza A and B and RSV. In the non-clinical market, RAMP® tests are currently available for the environmental detection of West Nile Virus and for Biodefense applications including the rapid on-site detection of anthrax, smallpox, ricin and botulinum toxin.

More specifically, the RAMP® 200 is an advanced, multi-port version of Response’s single-port RAMP® Reader. It is ideally suited for small laboratories and can also be a less expensive solution for high throughput laboratories as it allows for the running of up to 36 individual tests per hour. Both the RAMP® Reader and RAMP® 200 devices utilize Response’s patented technology for providing lab quality test results within minutes. More information on the proprietary RAMP® Platform can be found at www.responsebio.com.

The Company has achieved CE Marking and 510(k) clearance for Response Infectious Disease and Response Cardiovascular tests on the RAMP® Platform and its Quality Management System is registered to ISO 13485: 2003 and ISO 9001: 2008.

Forward-Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about Response Biomedical Corp. Examples of forward-looking statements in this press release include statements regarding the anticipated timing of a special meeting of shareholders to approve the Private Placement, the possibility the Company may enter into additional Subscription Agreements with additional subscribers up to the maximum aggregate proceeds for the Offering and non-brokered private placement of $4,000,000 and if necessary, will hold more than one closing for the Offering for and the anticipated use of proceeds of the Private Placement. These statements are only predictions based on the Company’s current expectations and projections about future events. Although the Company believes the expectations reflected in such forward-looking statements, and the assumptions upon which such forward-looking statements are made, are reasonable, there can be no assurance that such expectations will prove to be correct.

Readers should not place undue reliance on these statements. Actual events or results may differ materially. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many factors may cause the Company’s actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, our Annual Information Form and other filings with the Securities and Exchange Commission and Canadian securities regulatory authorities.

The forward-looking statements contained in this news release are current as of the date hereof and are qualified in their entirety by this cautionary statement. Except as expressly required by applicable securities laws, the Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Response Biomedical Corp.:
W.J. (Bill) Adams, 604-456-6010
Chief Financial Officer
ir@responsebio.com